                                  EXHIBIT 99.1



                      LIGHTBRIDGE ACQUIRES ALTAWAVE INC. TO
                   BROADEN MOBILE BUSINESS SOLUTIONS PORTFOLIO

       TRANSACTION BRINGS MOBILE DATA DELIVERY MANAGEMENT CAPABILITIES TO
      LIGHTBRIDGE OFFERINGS AND EXPANDS THE COMPANY'S PRESENCE IN CARRIER,
                        ENTERPRISE AND SUBSCRIBER MARKETS

BURLINGTON, MASS. - FEBRUARY 20, 2002 - Lightbridge, Inc. (Nasdaq: LTBG), a global provider of mobile business solutions, today announced it has completed an agreement to acquire Altawave Inc., a leader in mobile data management services. With this acquisition, Lightbridge strengthens its strategic relationships with carriers and expands its mobile business products and services. In an asset transaction, Lightbridge will pay $4 million in cash, plus up to an additional $6 million contingent on the achievement by Altawave of certain business goals, plus the assumption of certain liabilities. A closing, subject to specified conditions, is expected to occur by March 1, 2002.

The Altawave solution is designed to allow carriers to provision and manage customized, segmented data services to subscribers, streamlining distribution and administration and enterprise customers to manage data access, providing chargeback, cost control, privacy and security for mobile data management.

According to a recent 2002 forecast done by The Yankee Group, the mobile data user community is projected to grow from 23 million subscribers in 2002, to 100 million by 2006. Additionally, iGillottResearch, a market strategy consultancy focused on the wireless and mobile communications industry, forecasts that over
1.1 billion mobile users will be capable of accessing the Internet wirelessly in 2006, up from 440 million in 2002.

This acquisition is expected to deepen Lightbridge's expertise in delivering mobile business solutions to wireless carriers and expands its client base to include enterprise customers. "As data services augment voice and new applications emerge, Lightbridge is committed to offering our clients a full suite of solutions that help them meet market demands for mobile business applications," said Pamela D.A. Reeve, chief executive officer at Lightbridge. "Altawave's expertise and solutions provide a host of new capabilities to our clients, bringing them the means to cost-effectively provision and administer new wireless data services. We believe the marriage of our offerings - bringing together customer-focused authentication, activation, fraud prevention, service administration and self-care services for operators, enterprises and users - puts Lightbridge at the center of the mobile business evolution."

ABOUT ALTAWAVE
Headquartered in Fremont, California, ALTAWAVE is a leader in wireless integrated service distribution technology. The company's comprehensive suite of solutions offers wireless carriers the first scalable integrated services platform for the rapid deployment and simplified management of data content and applications.

"As wireless technology develops, we believe a complete set of products and services that embrace voice and data activation, management and monitoring, will be key to enabling the smooth roll-out of mobile business services," said Kevin Thornton, President and CEO of Altawave. "Our standards-based product fits neatly into the Lightbridge architecture, giving our combined client base a robust solution for mobile data."

         THE PEOPLE - Altawave Inc. was founded in June 1999 by members of the management and senior development team from the IBM/Lotus Mobile Communications Group. Altawave's founders have long-standing experience in contributing to industry standards for the Internet, email, and wireless applications. (NOTE TO EDITORS: VISIT http://www.altawave.com/html/executive/htm/

FOR ALTAWAVE EXECUTIVE BIOS)

         THE TECHNOLOGY - Altawave's product set has gained acceptance as a scalable solution that allows wireless carriers, enterprise customers and subscribers to manage wireless data. The Altawave solution is installed and accepted at a major carrier, with commercial deployment planned for the second quarter of 2002.

         THE FUNDING - Prior to being acquired by Lightbridge, Altawave received funding from three of the leading venture capital firms with expertise in wireless, telecommunications infrastructure and the Internet: Pequot Ventures, New Millennium Partners and Clarity Capital.

PRODUCTS AND SERVICES FROM LIGHTBRIDGE

         FOR THE CARRIERS - Wireless carriers will be able to provision, administer and monitor subscribers, the data they access and the services to which they subscribe. This will allow carriers to better segment personalized offerings to subscribers and build customer loyalty.

         FOR THE MOBILE ENTERPRISE - Enterprise organizations will have the ability to offer cost-effective, secure internal data access, utilizing high levels of security and access control, to provide authorized users with access to supplier and customer data, sales collateral, technical support and documentation, and much more.

         FOR THE USERS - Subscribers will enjoy the benefits of personalized mobile data services with an easy-to-navigate user interface.

ABOUT LIGHTBRIDGE
Lightbridge is a global provider of mobile business solutions, offering communications providers products and services that are designed to increase revenue, productivity and customer loyalty. Building on its twelve-year heritage in the wireless communications arena, Lightbridge integrates a reliable infrastructure for the mobile business economy that supports the complete customer lifecycle, including customer acquisition, risk management, prepay and replenishment, customer relationship management and retention. For more information visit http://www.lightbridge.com or call 800-LIGHTBR.


                                       ###

EDITORIAL CONTACTS:

GLEN ZIMMERMAN              SUSAN GRIFFIN            ORLA HIGGINS
Media Relations             Investor Relations       PR Counsel for Lightbridge
Lightbridge, Inc.           Lightbridge, Inc.        FitzGerald Communications
781/359-4705                781/359-4854             617/692-3277
gzimmerman@lightbridge.com  sgriffin@lightbridge.com ohiggins@fitzgerald.com

LIGHTBRIDGE AND THE LIGHTBRIDGE LOGO ARE REGISTERED TRADEMARKS OF LIGHTBRIDGE, INC. ALL OTHER TRADEMARKS AND REGISTERED TRADEMARKS ARE THE PROPERTIES OF THEIR RESPECTIVE OWNERS.

FORWARD-LOOKING STATEMENTS

Statements that are not historical facts contained in this release including, without limitation, those set forth above, are forward-looking statements that involve risks and uncertainties. Such statements include, but are not limited to, statements about the Company's agreement to acquire Altawave Inc., product development plans and initiatives, market and industry trends, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company, and are subject to significant risks and uncertainties.

Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) continuing rapid change in the telecommunications industry and other markets in which the Company does business that may affect both, the Company and its clients, (iii) uncertainties associated with the Company's ability to develop new products, services and technologies, (iv) market acceptance of the Company's new products, services and technologies including, without limitation, Altawave's products and services, and continuing demand for the Company's products, services, and technologies by telecommunications and other companies, (v) the impact of competitive products, services and pricing on both the Company and its clients, (vi) current and future economic conditions including, without limitation, decreases or delays in capital spending by carriers and in new subscriber growth and global economic recession, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Altawave Inc. and the merger with Corsair Communications, Inc., (viii) the Company's ability to execute on its plans or strategies including, without limitation, the Company's expansion in the wireless data market, (ix) economic and political instability in the domestic and international markets including, without limitation, the impact of terrorist threats and hostilities and the declaration of war or similar actions, (x) uncertainties associated with the Company's ability to expand into new markets,
(xi) the impact of restructuring on the Company's business and operations, and
(xii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.